EXHIBIT 2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-46772 of PG&E Corporation on Form S-8 of our report dated June 25, 2004, appearing in the Annual Report on Form 11-K of the Pacific Gas and Electric Company Savings Fund Plan for Union Represented Employees for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

San Francisco, California
June 25, 2004